EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (to be filed with the Securities and Exchange Commission on or about September 19, 2005), of MTM Technologies, Inc.; our report dated March 17, 2005 with respect to the financial statements of Info Systerms, Inc. as of December 31, 2003 and December 31, 2004, which report appears in the Annual Report on Form 10-K of MTM Technologies, Inc. for the year ended March 31, 2005.


/s/Gunnip & Company LLP
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Gunnip & Company LLP
Wilmington, Delaware
September 15, 2005